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   As filed with the Securities and Exchange Commission on December 19, 1997
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
            SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                (Exact name of Registrant as Specified in its Charter)

            MARYLAND                                       84-1259577
    --------------------------            ------------------------------------
    (State of Incorporation or            (I.R.S. Employer Identification No.)
     Organization)


                        1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                           DENVER, COLORADO 80222-4348
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                       (Address of principal executive offices)





If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check        of a concurrent registration statement
the following box.  [ ]                 under the Securities Act of 1933
                                        pursuant to General Instruction A(c)
                                        (2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                       Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------

9% Class C Cumulative Preferred          New York Stock Exchange
Stock, par value $.01 per share
(liquidation preference $25 per
share)

Securities to be registered pursuant to Section 12(g) of the Act:  None

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ITEM 1     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           This Registration Statement relates to the registration with the Securities and Exchange Commission (the "Commission") of shares of 9% Class
C Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the "Class C Preferred Stock"), of Apartment Investment and Management Company, a Maryland corporation (the "Registrant"). The description of the Class C Preferred Stock to be registered hereunder is set forth under the caption "Description of Class C Preferred Stock" in the Registrant's final Prospectus Supplement, dated December 19, 1997, with respect to the Class C Preferred Stock (the "Prospectus Supplement") to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, which final Prospectus Supplement is incorporated herein by reference.

ITEM 2     EXHIBITS.

           The Class C Preferred Stock to be registered on The New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this registration statement:

      3.1 Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

      3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

      3.3  Form of Articles Supplementary relating to the Class C Preferred
           Stock;

      3.4  Form of the Registrant's Class C Preferred Stock Certificate; and

      99 Description of the Common Stock of the Registrant set forth under the caption "Capital Stock of the Company" of the Registrant's preliminary prospectus dated May 6, 1994, included in its Registration Statement on Form S-1 (No.33-78672) filed with the Securities and Exchange Commission is incorporated herein by this reference.


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                                      SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             APARTMENT INVESTMENT AND
                                             MANAGEMENT COMPANY



                                             By: /s/ TERRY CONSIDINE
                                             ---------------------------------
                                             Name:  Terry Considine
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer

Date: December 19, 1997


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                                    EXHIBIT INDEX
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EXHIBIT NO.                          DESCRIPTION                                NUMBERED PAGE
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
    3.1  Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

    3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

    3.3  Form of Articles Supplementary relating to the Class C Preferred
         Stock.                                                                      5

    3.4  Form of the Registrant's Class C Preferred Stock Certificate.               25

    99 Description of the Common Stock of the Registrant set forth under the caption "Capital Stock of the Company" of the Registrant's preliminary prospectus dated May 6, 1994, included in its Registration Statement on Form S-1 (No. 33-78672) filed with the Securities and Exchange Commission is incorporated herein by this reference.

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